UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Investools Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOOLS INC.
45 Rockefeller Plaza, Suite 2012
NEW YORK, NEW YORK 10111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 13, 2007

To the Stockholders of Investools Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of Investools Inc. (the “Company”) will be held on Wednesday, June 13, 2007 at 9:00 a.m. (local time) at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, for the following purposes:

1.                To elect two Class III directors of the Company to hold office until the 2010 Annual Meeting of Stockholders.

2.                To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

3.                To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 16, 2007 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

By Order of the Board of Directors,

Lee K. Barba
Chairman of the Board
April 30, 2007

INVESTOOLS INC.
45 Rockefeller Plaza, Suite 2012
NEW YORK, NEW YORK 10111

PROXY STATEMENT
2007 Annual Meeting of Stockholders

This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Investools Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders of the Company to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, at 9:00 a.m. (local time) on Wednesday, June 13, 2007, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about May 7, 2007.

The close of business on April 16, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 65,518,465 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. The presence, in person or by proxy of at least a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The directors will be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Withheld votes, if any, will not be taken into account in determining the outcome of the election of directors. Stockholders may not cumulate their votes for the election of directors. The ratification of the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Broker non-votes will not be voted but an abstention will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm.

All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. Any person who signs and mails the enclosed proxy, even though executed and returned, may revoke the proxy at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting. However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

(1) ELECTION OF DIRECTORS

General

The persons named as proxyholders in the enclosed proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2007 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under “Nominees for Director” unless authority to vote in the election of directors is withheld on each proxy. Each nominee is currently a member of the Board of Directors. Each duly elected director will hold office until the 2010 Annual Meeting of Stockholders or until his successors shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of directors for more than two persons, as that is the number of nominees named herein.

Nominees for Director

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

Michael H. Goldsmith

Mr. Goldsmith was appointed a Director of the Company in August 2003. Since February 2003, Mr. Goldsmith has been a Managing Director with Wealth and Tax Advisory Services, Inc., a subsidiary of Hong Kong and Shanghai Banking Corp., and manages the company’s state and local tax practice. In September 1991 Mr. Goldsmith joined the New York offices of Arthur Andersen L.L.P. and left in May 2002 as a Tax Partner. He was a Tax Partner in the New York offices of Deloitte & Touche L.L.P. from May 2002 to February 2003, and has been a practicing tax consultant for more than 12 years. Mr. Goldsmith has an undergraduate degree in Accounting from Queens College and received his Juris Doctor from St. John’s University School of Law. He received a LL.M. in Taxation from New York University School of Law.

F. Warren McFarlan

Mr. McFarlan was appointed as a Director of the Company in December 2004 upon recommendation from an independent director. Mr. McFarlan also serves on the Board of Directors of Computer Sciences Corporation and Li & Fung Limited. Since 1973, he has been a professor at Harvard Business School. In this position, he has had a significant role in introducing materials on Management Information Systems to all major programs at the Harvard Business School since the first course on the subject was offered in 1962. He has also been a long-time teacher in the Advanced Management Program: International Senior Managers Program, Delivering Information Services Program, and several of the Social Sector programs. He currently teaches in the second-year course entitled “Managing in the Information Age.” During his long tenure at Harvard Business School, Mr. McFarlan has served in many capacities, most recently as Senior Associate Dean and director of Harvard’s Asia-Pacific Initiative from 2000 to 2004. From 1995 to 2000, he was Senior Associate Dean and Director of External Relations. From 1991 to 1995, he was Senior Associate Dean and Director of Research. From 1979 to 1980, he was Chairman of all executive education programs. From 1975 to 1978, he was Chairman of the Advanced Management Program. In 1973, shortly after his appointment to full professor, Mr. McFarlan, along with four other faculty members, was sent to Switzerland to set up Harvard Business School’s International Senior Management Program. Mr. McFarlan earned his A.B. from Harvard University in 1959 and his M.B.A. and D.B.A. from the Harvard Business School in 1961 and 1965, respectively.

Organization of the Board of Directors

The Company’s directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Unless otherwise noted below, at the 2005 Annual Meeting of Stockholders, Class I directors were elected for a term expiring at the 2008 Annual Meeting of Stockholders, and at the 2006 Annual Meeting of Stockholders, Class II directors were elected for a term expiring at the 2009 Annual Meeting of Stockholders. The Class III directors serve for a term expiring at the 2010 Annual Meeting of Stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until his successor has been elected and qualified. The Board of Directors have determined that all of the directors other than Lee Barba, who is the Company’s Chief Executive Officer, and Tom Sosnoff and Scott D. Sheridan, who are the President and Executive Vice President, respectively, of thinkorswim Group Inc., are independent directors, as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market.

As of April 27, 2007, the Company’s directors were as follows:

Name	Class	Age	Position	Committees
Lisa Polsky*	Class I	50	Director	Audit, Nominating and Governance
Scott D. Sheridan**	Class I	43	Director, Executive Vice President of thinkorswim Group, Inc.
Douglas T. Tansill***	Class I	68	Director	Audit (Chair), Compensation
Lee K. Barba	Class II	56	Chairman of the Board of Directors and Chief Executive Officer
Tom Sosnoff**	Class II	50	Director, President of thinkorswim Group, Inc.
Hans von Meiss	Class II	59	Director	Audit, Nominating and Governance (Chair)
Michael H. Goldsmith	Class III	41	Director	Compensation (Chair), Nominating and Governance
F. Warren McFarlan	Class III	69	Director	Audit, Compensation

*                    Recommended for election to the Board by current management in February 2007.

**             Elected to the Board in February 2007 in connection with the Company’s merger with thinkorswim Group, Inc.

***      Served as Lead Director from December 2004 through December 2006 at which time the position was eliminated.

Information concerning the business experience of Messrs. Goldsmith and McFarlan is provided under the section entitled “Nominees for Director.”

Lisa Polsky

Ms. Polsky was appointed a Director of the Company in February 2007. Since March 2002, she has served as the President of Polsky Partners, a consulting company she founded in March 2002 that is focused on risk management, valuations of complex securities, business development, corporate governance, due diligence, and asset allocation across alternative investments. From October 2000 to March 2002, Ms. Polsky was a Managing Director at Merrill Lynch, from 1995 to 2000, she was a Managing Director at Morgan Stanley Dean Witter, from 1990 to 1995, she was a Partner with Bankers Trust and from 1980 to 1990, she was a Vice President with Citibank N.A. Ms. Polsky received a Bachelor degree, magna cum laude, from New York University in 1978.

Scott D. Sheridan

Mr. Sheridan was appointed a Director of the Company in February 2007 in connection with the Company’s acquisition of thinkorswim Group Inc. Mr. Sheridan co-founded thinkorswim in 1999 with Tom Sosnoff, and, since such time, Mr. Sheridan has served as its President, Secretary and a director. Mr. Sheridan began his career on the Chicago Board of Options Exchange in 1987, where he acted as a market maker until 2003. While there, he worked as a market maker in the S&P 100 Index pit for more than 15 years. Mr. Sheridan received his B.A. in Finance and Economics from Miami University, Oxford, Ohio.

Douglas T. Tansill

Mr. Tansill was appointed a Director of the Company in October 2003 and from December 2004 through December 2006, he served as Lead Director of the Board. Mr. Tansill is a private investor and financial consultant and has been associated with Cove Harbor Partners, LLC since 2000. From 1986 to 1994, Mr. Tansill was a Managing Director of Kidder Peabody, Inc. and served on the Board of Directors of Kidder Peabody Group, Inc. In 1994, he became a Managing Director of PaineWebber Incorporated and subsequently served as an Advisory Director there and from 2000 to 2002 as an Advisor to UBS Warburg. Mr. Tansill received a B.A. in Economics from Trinity College, Hartford, Connecticut and an M.B.A. from Harvard University.

Lee K. Barba

Mr. Barba was appointed Chief Executive Officer and Director of the Company in December 2001 and Chairman in June 2002, after having served as Chief Executive Officer of Telescan, Inc., a wholly owned subsidiary of the Company (“Telescan”). Prior to joining Telescan in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest stockholder, Coral Energy, was a wholly owned subsidiary of Shell Oil Company. Mr. Barba joined Open Link after serving as President of Coral Energy. Mr. Barba joined Coral Energy after 22 years on Wall Street, where he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust’s European offices, as well as the Global Risk Management Advisory practice, which had offices in Asia and Latin America. Upon returning to New York in 1995, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidation of the firm’s technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

Tom Sosnoff

Mr. Sosnoff was appointed a Director of the Company in February 2007 in connection with the Company’s acquisition of thinkorswim Group Inc. Mr. Sosnoff co-founded thinkorswim in 1999 with Scott Sheridan, and, since such time, Mr. Sosnoff has served as its Chief Executive Officer and a director. Mr. Sosnoff was a market maker for the Chicago Board of Options Exchange from 1980 through 2001, where he was one of the original market makers in the S&P 100 Index pit. Mr. Sosnoff earned his B.A. in Political Science from the State University of New York at Albany.

Hans von Meiss

Mr. von Meiss was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet related businesses. He also serves on the Board of Directors as Chairman of an industrial concern, as a member of the Board of Directors of an ecology company and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive Officer of a publicly quoted Dutch company following its privatization from the Dutch government. From 1988 to 1991, Mr. von Meiss worked as an independent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koenig AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positions in investment banking with Bankers Trust International Ltd. and Chase Manhattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

Meetings and Committees of the Board of Directors

There were 15 meetings of the Board during 2006. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company’s directors who were directors at the time of the 2006 Annual Meeting attended the meeting. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Only independent directors serve as members of those committees.

Audit Committee

During 2006, the Audit Committee consisted of Mr. von Meiss, who served as Chairman and Messrs. Goldsmith, McFarlan, Tansill, and Wood, who resigned from the Board effective February 15, 2007. The Audit Committee, which held eight meetings during 2006, acts on behalf of the Board to oversee all material aspects of the Company’s reporting, control and audit functions. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Board of Directors has determined that Messrs. von Meiss, Goldsmith, McFarlan and Tansill are audit committee financial experts as described in Item 407(d)(5) of Regulation S-K. In addition, the Board has determined that each member of the Audit Committee is independent, as independence is defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The charter is available on the

Company’s corporate website, at http://www.investools.com on the “Investor Relations” page under “Corporate Governance.”

Compensation Committee

During 2006, the Compensation Committee consisted of Mr. Wood, who served as Chairman, and Messrs. Goldsmith, McFarlan, Tansill, and von Meiss. The Compensation Committee, which held six meetings during 2006, administers the 2004 Restricted Stock Plan, the 2001 Stock Option Plan, establishes the compensation of the Chief Executive Officer, and sets policy for compensation of all executive officers and outside directors (directors who are also employees are not compensated for their service on the Board). The Compensation Committee is also responsible for the administration of four other stock option plans from which no new grants are currently being made. The Board has determined that each member of the Compensation Committee is independent, as independence is defined Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The Compensation Committee operates pursuant to a charter adopted by the Board of Directors. The charter is available on the Company’s corporate website, at http://www.investools.com on the “Investor Relations” page under “Corporate Governance.”

Nominating and Corporate Governance Committee

In April 2007, the Board created the Nominating and Corporate Governance Committee. The members of that committee are Messrs. von Meiss (Chair) and Goldsmith and Ms. Polsky. The primary purpose and function of the Nominating and Corporate Governance Committee is to develop and recommend to the Board a set of corporate governance principles applicable to the Company, identify individuals qualified to become members of the Board (including by reviewing the qualifications of candidates for Board membership and screening and interviewing possible candidates for Board membership), select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and communicate with members of the Board regarding Board meeting format and procedures. Further, the Nominating and Corporate Governance Committee also considers any nominations submitted by the stockholders to the Corporate Secretary in accordance with the Company’s Bylaws and Board of Directors Nominations Policy, as applicable.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The Nominating and Corporate Governance Committee operates pursuant to a charter. Both the charter and the Board of Directors Nomination Policy are available on the Company’s corporate website, at http://www.investools.com on the “Investor Relations” page under “Corporate Governance.” The policy describes the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The Nominating and Corporate Governance Committee also considers whether members and potential members are independent, as independence is defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and under the NASDAQ Stock Market listing standards. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under rules promulgated by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market listing standards; and diversity of viewpoints, background and experiences.

The Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Nominating and Corporate Governance Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, whom the Nominating and Corporate Governance Committee believe continue to make important contributions to the Board and who consent to continue their service on the Board.

The Nominating and Corporate Governance Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making its selection, the Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Nominating and Corporate Governance Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

The charter for the Nominating and Corporate Governance Committee provides that the committee shall reviews and assess the adequacy of its charter periodically and oversee the annual performance evaluation of the Board.

Communications with Directors

The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board of Directors or one or more directors by mailing their communications to the Company at the following address: [Director], Investools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, Attention: Corporate Secretary (Board Matters) or email investor.relations@investools.com. The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Stockholder Nominations

The Board will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

The Company’s Bylaws, as amended, provide that in making recommendations for director nominees for the annual meeting of stockholders, the Board of Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to Investools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Director Independence

The Company’s Board of Directors is comprised of a majority of independent directors as defined in the applicable rules of The NASDAQ Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship he or she or his or her family members have had with the Company, its subsidiaries, its independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination. There are no family relationships between any nominees, directors and executive officers. Messrs. Barba, Sheridan and Sosnoff are not independent because of their employment as senior executives of the Company or its subsidiaries.

Executive Officers

As of April 27, 2007, the following persons were the executive officers of the Company:

Name	Age	Position
Lee K. Barba	56	Chairman of the Board and Chief Executive Officer
Ida K. Kane	37	Senior Vice President and Chief Financial Officer
Dale C. Ainge	47	Senior Vice President, Student Acquisition and Fulfillment
Paul A. Helbling	53	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Andrew B. Scott	36	Senior Vice President, Student Lifetime Value and Retention
Scott D. Sheridan	43	Executive Vice President, thinkorswim Group, Inc. and Director of the Company
Ainslie J. Simmonds	37	Senior Vice President and Chief Marketing and Product Development Officer
Tom Sosnoff	50	President, thinkorswim Group, Inc. and Director of the Company

Information concerning the business experience of Messrs. Barba, Sheridan and Sosnoff are provided under the section entitled “Organization of the Board of Directors.”

Ida K. Kane

Ms. Kane was appointed Chief Financial Officer and Senior Vice President of the Company in January 2005. Prior to joining the Company, she served as the Chief Financial Officer and Vice President of Operations for the Organizational Solutions Business Unit of FranklinCovey in Salt Lake City. From 1999 to 2001, Ms. Kane was Partner and Chief Accounting Officer for Encubate Holdings LLC, a venture capital firm. From 1997 to 1999, she served as corporate controller for Equitrac Corporation, a manufacturing company listed on NASDAQ. From 1992 to 1997, Ms. Kane served in various positions with KPMG LLP, including Audit Manager. Ms. Kane became a Certified Public Accountant in 1991. She received her B.A. degree in Business Administration in 1991 and her M.B.A. in 1992 from the University of Miami.

Dale C. Ainge

Mr. Ainge was appointed as Senior Vice President of the Company in January 2005. Prior to serving in his current position, Mr. Ainge served as the Company’s Vice President of Finance and Accounting from January 2004 to December 2004. Before joining the Company, Mr. Ainge served as Executive Vice President and Chief Financial Officer of Interactive Learning Systems, Inc., a start-up technology company. From 2000 to 2001 he served as Chief Financial Officer and Corporate Secretary of Infopia, Inc., an internet service company. From 1999 to 2000 Mr. Ainge served as Chief Financial Officer and Chief Operating Officer of North Sky, Inc., an Internet services company. From 1995 to 1999 Mr. Ainge served in various capacities, including President and Chief Operating officer, at CallWare Technologies, Inc., a software development company. From 1989 to 1995 he served as Director of Accounting and Financial Reporting for Geneva Steel, a $500 million manufacturing company. Mr. Ainge became a Certified Public Accountant in 1986, when he began his career at Arthur Andersen & Co. He holds B.A. and M.A. degrees in accounting and finance from Brigham Young University.

Paul A. Helbling

Mr. Helbling was appointed Chief Administrative Officer of the Company in January 2005, as Senior Vice President in June 2003, and as Corporate Secretary in February 2002. Mr. Helbling served as the Company’s Chief Financial Officer from December 2001 until his appointment as Chief Administrative Officer. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds a B.A. and a M.A. degree from Rice University.

Andrew B. Scott

Mr. Scott was appointed Senior Vice President, Student Lifetime Value and Retention in April 2007. Prior to being appointed to that position, Mr. Scott served as Vice President of the Company, leading the workshop team since May 2003. Mr. Scott has been an instructor for the Company since October 1998, has taught over 650 workshops, and instructed over 50,000 of the company’s students. He received his B.A. in Economics from the University of Texas.

Ainslie J. Simmonds

Ms. Simmonds was appointed Senior Vice President and Chief Marketing and Product Development Officer in December 2005. Prior to joining the Company, Ms. Simmonds was a Partner at Markitecture

LLC, a marketing consulting firm located in Norwalk, Connecticut. From 2000 to 2002, Ms. Simmonds was Vice President of Marketing for Molson USA LLC, a joint venture between Molson Breweries and the Coors Brewing Company. From 1992 to 2000, she served in progressive marketing related positions, including Director of Marketing, for Campbell Soup Company’s North American operations. Ms. Simmonds received her B.A. degree in Business Administration with honors in 1992 from the University of Western Ontario and her M.B.A. in 1997 from Harvard University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following is a narrative overview of the Company’s executive compensation philosophy, programs and policies. It is intended to highlight for investors material information relating to the Company’s executive compensation programs and includes analysis on the compensation earned by our “named executive officers” as detailed in the executive compensation tables. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other three most highly compensated executive officers of the Company, who served in such capacities during fiscal 2006 are referred to as the “named executive officers.”

Compensation-related governance and Role of the Chief Executive Officer

The Board of Directors approves the appointment of members to the Compensation Committee (for purposes of this discussion, the “Committee”). During 2006, the Committee consisted of Stephen C. Wood, who served as Chairman, Michael H. Goldsmith, current Chairman, F. Warren McFarlan, Douglas T. Tansill and Hans von Meiss. After reviewing the qualifications of current members of the Committee, and any relationships that they may have with the Company, the Board has determined that all current members of the Committee are “independent”, as independence is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The Committee establishes, reviews, approves, and oversees all compensation and benefit policies, plans, and programs for our personnel in the aggregate and for our executive officers in particular. The Committee meets at least twice a year and as needed to review and consider all elements of officers’ compensation including base salary, incentive pay, long-term (equity) incentive compensation, benefits and payout obligations under employment agreements and scenarios. The Committee meets in executive session, without management present, whenever the Committee deems appropriate. The full Board receives written minutes on the activities of the Committee.

The Committee makes all compensation decisions for the Chief Executive Officer (“CEO”) and approves, as appropriate, recommendations from the CEO regarding compensation, equity awards and non-equity awards to all other named executive officers. The CEO annually reviews the performance of each of the named executive officers (other than himself). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company’s compensation program is designed to reward executives based on favorable individual performance and favorable Company financial results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on companywide, departmental and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders. The Company strives to create an environment where its employees feel valued and rewarded for their contributions to the Company’s sustainable growth plan. Ultimately, the Company’s compensation program should align the interests of the Company’s management team with those of its stockholders.

In structuring a compensation program that will responsibly implement these principles, the Company considers the following objectives:

•       attracting and retaining individuals critical to the growth and long-term success of the Company;

•       rewarding the achievement of the Company’s short- and long-term strategic initiatives;

•       a significant portion of total compensation should be contingent on, and variable with, companywide, departmental and individual performance;

•       compensation should be reasonable and reflect the current market for comparable skills and experience; and

•       the structure of the compensation program should align the named executive officers to the Company’s stockholders.

The Company’s compensation practices demonstrate its commitment to these principles and objectives. The Company has embraced the principle of establishing aggressive but achievable goals as a key part of its compensation philosophy as it continues to grow.

Compensation Factors

CEO.   The Committee’s decisions regarding the CEO and the CEO and Committee’s decisions regarding the other named executive officers, are based in part on the Committee’s and CEO’s (with respect to the other named executive officers) subjective judgment and take into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing the named executive officer’s compensation, the Committee and CEO (other than with respect to himself) consider and evaluate all components of the officer’s total compensation package. Based on this review, the Committee concluded that for fiscal year 2006, except for the CEO, each of the named executive officer’s total compensation (including compensation not yet paid) is appropriate and reasonable in the aggregate both in terms of absolute dollars and relative to performance.

Benchmark for the CEO.   In the second quarter of 2006, the Committee engaged Alan Nadel & Company LLC, an independent compensation consultant, to assess the CEO’s current compensation package and to develop a new compensation package and an employment agreement that fairly rewards the CEO for achievement of corporate objectives, provides incentives for continue outstanding performance and is fair to the Company’s stockholders. The consultants provided benchmarking data to the Committee based on a comparison to the combined peer groups of the Company. The peer groups examined included financial services firms, companies with similar service lines as the Company and companies of similar and slightly larger size and market capitalization as the Company. In its evaluation, the Committee found that the CEO’s compensation was below the peer group levels for all elements of compensation. Consequently, the Committee determined that an amendment to the CEO’s employment agreement was necessary to better align all elements of his compensation with median of the Company’s peer group. In connection with the review of the CEO’s compensation and the merger with thinkorswim Group, Inc., in February 2007 the Committee amended the CEO’s employment agreement (see “—Employment Agreement” below) and immediately accelerated the vesting of stock options awarded in 2002 for the purchase of 550,000 shares of common stock at $0.18 per share.

Corporate Performance.   In establishing executive compensation, the CEO and the Committee measure the Company’s performance compared to management’s and the board’s goals and objectives,

including an annual budget, as well as to the performance of companies of similar size and market capitalization in the Company’s industry or related industries. The Committee and the CEO believe that using the Company’s performance as a factor in determining an executive officer’s compensation is effective in helping to align the executive’s interests with those of the Company’s stockholders. With that in mind, the Committee and the CEO focus on performance versus key financial and operating performance criteria, such as growth in sales transaction volume, earnings or loss (before interest, income taxes, depreciation and amortization, special charges, other non-cash income/expense items and net change in deferred revenue (“Adjusted EBITDA”), and execution of strategic initiatives.

Individual Performance.   When evaluating an executive’s individual performance, the Committee relies upon the CEO’s assessment of individual performance, as well as the Committee’s and other Board members’ own assessment from their interactions with executives throughout the year. The assessment considers the executive’s efforts in achieving his or her individual goals each year, recruiting, managing and developing employees and their relative role in the future growth and the executive officer’s contribution to the overall Company. Each executive has different goals established that contribute to the long-term strategic goals of the Company. Individual goals for executives (other than the CEO) are established by the CEO in consultation with each executive and the Committee. The individual goals for the CEO are established by the Committee, in consultation with the full Board and the CEO.

Compensation Elements

In the aggregate, the Company’s compensation program is designed to not only attract and retain desired employees in a highly competitive market, but also to reward quality individual contribution, overall team performance, and achievement of peer-competitive metrics for overall Company performance.

The compensation program for the Company consists of various elements, including:

•       base salary;

•       performance based incentive bonus;

•       equity-based compensation; and

•       benefits.

The Company believes these elements work in unison to provide a reasonable and well-balanced mix of both cash and non-cash compensation as well as short-term and long-term compensation to provide the appropriate incentives and motivation for the named executive officers and align to the interest of the Company’s stockholders.

Direct Compensation

Base Salary.   The Company provides the named executive officers with base salaries to provide them a basic level of income comparable to that of executives in similar positions at other companies, taking into account the individual’s performance and experience. The Company believes this is consistent with competitive practices and will help assure that the Company retains qualified leadership in those positions. The Company’s practice has generally been to set base salary levels for each named executive officer at the median range of comparable base salaries as companies similar in size, market capitalization and in the same or related industries as the Company. In setting these salary levels for individual named executive officers, the Committee and the CEO may consider:

•       the compensation philosophy and guiding principles described above;

•       the base salary paid to the officers in comparable positions at companies in similar industries, size and market capitalization to the Company;

•       the overall professional experience and background and the industry knowledge of the named executive officer and the quality of their performance and effectiveness of their leadership at the Company;

•       all of the components of executive compensation, including base salary, bonus, stock options and restricted stock, and benefits; and

•       internal pay equity among the Company’s executives.

The Company pays annual base salaries to the CEO, Chief Financial Officer and Chief Marketing and Product Development Officer under employment agreements. (See discussion of “Employment Agreements” below). The employment agreement of the CEO provides that his base salary is subject to annual review by the Board or the Committee for possible increases (but not decreases). The employment agreements for Ms. Kane and Ms. Simmonds provide that the Company may increase the executive’s salary at any time in its sole discretion. The base salaries for Messrs. Ainge and Helbling are set annually by the Committee upon recommendation from the CEO.

Set forth below is a table showing the base salaries of the named executive officers for the year ended December 31, 2006:

NAME	2006 BASE SALARY
Lee K. Barba	$425,000
Ida K. Kane	$225,000
Dale C. Ainge	$180,000
Paul A. Helbling	$185,000
Ainslie J. Simmonds	$200,000

Employment Agreements

In the fourth quarter of 2006, the Committee, with respect to the CEO, and the CEO with respect to Ms. Kane and Ms. Simmonds, determined that the total compensation for these executive officers was no longer commensurate with their job scope and responsibility in light of the then pending merger with thinkorswim Group, Inc. Consequently, the Committee, with respect to the CEO, and the CEO, with respect to Ms. Kane and Ms. Simmonds, amended and restated their respective employment agreements with the Company effective February 15, 2007. The amended and restated employment agreements reflect salary increases for these executives.

Chief Executive Officer.   Effective February 15, 2007, the Committee approved an amended and restated employment agreement with Mr. Barba. Pursuant to the agreement, Mr. Barba receives $500,000 per year as base salary (an increase from $425,000 in 2006), automatically increasing by $50,000 in each of 2008 and 2009. The amended employment agreement also provides that Mr. Barba is eligible for future grants of stock options and restricted shares, as determined by the Committee, but in any event on a basis (including vesting terms, exercise price, exercise period and number of shares) which is no less favorable to Mr. Barba than is provided to any other Company executive.

Chief Financial Officer.   On February 15, 2007, the Committee approved an amendment to Ms. Ida Kane’s January 2005 employment agreement. Pursuant to the amended agreement, Ms. Kane will receive $265,000 per year as base salary (she received $225,000 as base salary in 2006). The agreement includes a covenant not to compete and a covenant not to solicit or interfere for six months after termination from the Company.

Chief Marketing and Product Development Officer.   On February 15, 2007, the Committee approved an amendment to Ms. Ainslie Simmonds’ December 2005 employment agreement. Pursuant to the amended agreement, Ms. Simmonds receives an annual base salary of $265,000 (she received $200,000 as base salary in 2006). The agreement includes a covenant not to compete and a covenant not to solicit or interfere for six months after termination from the Company.

Performance Based Annual Bonus.   A substantial portion of total direct compensation is allocated to variable, performance-based incentives in the form of an annual bonus. This is done to link executive compensation closely to the achievement of Company results and performance. The Company’s bonuses for the named executive officers are administered under the Company’s Management Incentive Bonus Plan. The target bonus for each named executive officer is based on individual performance and overall Company performance. The target bonus for Mr. Barba for 2006 was 60% or higher of his base salary. Mr. Barba’s amended employment agreement provides that his target annual bonus opportunity in the future will be at least 100% of annual base salary. The target bonus for each of Ms. Kane, Mr. Ainge, Mr. Helbling, and Ms. Simmonds were, and will remain, 35% or higher of their respective base salaries. The CEO, with respect to the other named executive officers, and the Committee, with respect to the CEO, determined that each of the named executive officers should receive either their target bonus or more than their target bonuses for fiscal year 2006. The CEO and Committee, as applicable, concluded that the Company’s performance against strategic initiatives, growth in sales transaction volume, Adjusted EBITDA, and the individual performance of each of the named executive officers met or exceeded Company expectations. The bonuses paid to the named executive officers are set forth in the Summary Compensation Table on page 17 of this Proxy Statement.

Long-Term Equity-Based Incentive Compensation.   The Company believes that the grant of annual equity awards further aligns the long-term interests of senior management and stockholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. The Company’s equity programs are designed to encourage a long-term focus on results, employee recruiting retention and stock ownership. By doing so the Company believes these programs help align employee and stockholder interests by promoting the creation of long-term value for the Company’s stockholders. At the same time, the Committee has carefully considered the impact of equity expensing, dilution and overhang levels. The Company’s equity programs consist of restricted stock awards under the Investools 2004 Restricted Stock Plan (“2004 Restricted Plan”) and stock option grants under the Investools 2001 Stock Option Plan (“2001 Plan”, and together with the 2004 Restricted Plan, the “Plans”). The Company uses an annual grant process for making long-term incentive awards for its named executive officers.

The Company currently uses restricted stock and stock options as the two primary grant forms. The Company believes both forms play an important role in attracting, retaining and motivating executives to focus on long-term value creation. The Company uses stock options because stock options, granted at fair market value at the date of the grant, deliver value only when the stock price goes up, and thus when stockholders receive value. Stock option grants allow the named executive officers to acquire shares of the Company’s common stock, subject to the completion of a four-year vesting period (1/4th of the options become exercisable on each of the first four anniversary dates following the grant). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a ten-year term. The Company also uses restricted stock because with restricted stock, executives receive full value shares and become shareholders of record at the date of grant. As a result, restricted stock provides immediate ownership while enhancing executive retention as a result of a forfeiture restriction in the event that the executives leave the Company before the end of the stated vesting period. Restricted stock grants to named executive officers are subject to the completion of a two-year vesting period (1/2 of the options become exercisable on each of the first two anniversary dates following the grant).

Stock option and restricted stock award levels are determined annually based on analysis of companies similar in size, market capitalization and related industries as the Company, individual performance and Company performance, using the same criteria used in determining the performance-based annual bonuses, and vary among participants based on their positions within the Company. Based on these factors the Committee determines discretionary long-term equity incentive awards and allocations across the two grant forms for the named executive officers, taking into account the CEO’s recommendation for awards (other than his own). The stock awards and options awards set forth in the Summary Compensation Table on page 17 of this Proxy Statement reflect awards made through the end of 2006. Stock options are awarded at the Nasdaq’s closing price of the Company’s common stock on the date of the grant. The Committee does not grant options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor does it grant options which are priced on a date other than the grant date. There were no equity grants to named executive officers in fiscal year 2006 although grants were made in January 2007.

Indirect Compensation

Benefits, Perquisites and Other Compensation.   All eligible employees, including the named executive officers, participate in the Company’s benefit programs. The Company provides medical, prescription drug, vision and dental coverages, life insurance, accidental death and dismemberment, business travel and accident, long-term disability insurance, flexible spending accounts, various voluntary coverages including long-term care insurance and maintains a 401(k) plan.

While the Committee reviews and monitors the level of other compensation offered to the named executive officers, the Committee typically does not adjust the level of benefits offered on an annual basis. In general the Committee believes that benefits and perquisites for named executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, the Company has generally only provided benefits to executives that are available to all full time employees and the Company plans to continue this approach in the future. The employment agreement for Mr. Barba includes his family’s participation in an executive health plan, which provides additional benefits. The employment agreements for each of Ms. Kane and Ms. Simmonds also provide for reimbursement from the Company, not to exceed $15,000, for an annual physical examination. The Company does not provide any other perquisites to its executives at this time.

Pension Plan.   The Company does not have a pension plan and does not anticipate creating such a plan in the future.

Post-Termination Compensation.   The Company has entered into agreements with Mr. Barba, Ms. Kane and Ms. Simmonds that provide them compensation under certain circumstances in the event of their termination. The Committee has measured these severance payments against those of companies similar in size and market capitalization to the Company and general industry practices and believes they are reasonable when measured against the peers in light of the objective of retaining talented executives. More detail on these severance arrangements is set forth beginning on page 20 of this proxy statement under the caption “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Policies

Securities Trading Policy.   The Board has adopted a Securities Trading and Investment Policy. The provisions of this policy expressly prohibit directors, officers or other employees, after becoming aware of material nonpublic information related to any company, including the Company, from buying, selling or recommending the purchase or sale of securities for his or her own account or the accounts of others, including the Company. To further ensure adherence with this policy, guidelines have been established for blackout periods and appropriate disclosure of internal information to external parties. The insider trading policy provides guidance as to what constitutes material information and when information becomes public. The insider trading policy addresses transactions which may be prohibited, such as short-term trading and short sales. The policy discusses the consequences of an insider trading violation and mentions additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The Company’s management offers direction to employees on compliance with this policy.

Recoupment of Equity Awards Policy.   Performance-based equity awards are granted after the achievement of certain levels of performance, and these awards typically include a vesting period for ownership. This practice negates the need for a recoupment policy for equity awards.

Policy on the Re-pricing of Stock Options.   Stock options are granted at the fair market value on the date of the grant and are not subject to re-pricing.

Policy on Timing Stock Award.   The timing of stock awards must be consistent with guidelines established in a stock program, such as the Plans, that the Committee approves prior to the awarding of any grant. The Committee approves the grant prior to the stock being awarded in the awarding of stock or stock options to a new hire.

Policy on Hedging the Economic Risks of Equity Ownership.   There is no policy regarding hedging the economic risks of equity ownership for the executive team or Directors of the Company, and the Company does not engage in this practice.

Recoupment of Incentives Policy.   There is no policy regarding the recoupment of incentives for the Company’s executives or Directors.

Policy on Deductibility of Compensation Over $1 Million.   Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. While reserving the Company’s right to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m).

Policies on the Impact of Accounting/Tax Treatments on any Elements of Compensation.   The Company’s stock-based compensation policy applies to all forms of stock-based compensation including stock options and restricted stock. All stock-based compensation is accounted for under the fair-value method as required by United States generally accepted accounting principles. The expense associated with stock based compensation is recognized over the vesting period of each individual arrangement. The fair value of each stock option award is estimated on the date of grant using a Black-Scholes-Merton option valuation model. The fair value of restricted stock is based on the fair value at the date of grant.

Policy on assessing past stock awards in determining future awards.   The value, or lack of value, realized from at-risk awards granted in prior years is not taken into account by the Committee in the process of setting compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to recover from below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and award. Recipients would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. Additionally, the value realized from equity-based awards granted in prior periods depends in large measure on when the recipient decides to realize that value by exercising options or by selling vested shares of stock. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2007 Annual Meeting.

Compensation Committee:
Michael H. Goldsmith, Chairman
F. Warren McFarlan
Douglas T. Tansill

Summary Compensation Table

The following table sets forth the compensation of (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the other three most highly compensated executive officers of the Company who were serving as executive officers at the end of 2006 (collectively, the “named executive officers”) for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lee K. Barba, Chief Executive Officer	2006	$425,000	$500,000	$391,085	$32,399	$1,348,484
Ida K. Kane Chief Financial Officer	2006	225,000	125,000	82,201	6,600	438,801
Dale C. Ainge Senior Vice President Student Acquisition and Fulfillment	2006	180,000	85,000	53,471	6,600	325,071
Paul A. Helbling Chief Administrative Officer	2006	185,000	100,000	25,155	6,600	316,755
Ainslie J. Simmonds, Chief Marketing and Product Development Officer	2006	200,000	125,000	101,467	6,600	433,067

(1)          The amounts in this column reflect discretionary bonuses awarded out of the Management Incentive Bonus Plan.

(2)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, excluding the effect of estimated forfeitures, for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) of awards pursuant to the 2001 Plan and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2006 are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(3)          This column indicates amounts for certain benefits or perquisites provided to the named executive officers. For Mr. Barba, the amount includes $25,799 in medical plan benefits. The rest of his amount comprises the matching 401(k) contributions paid by the Company on his behalf, which amounts were also paid by the Company on behalf of each of other officers.

Grants of Plan-Based Awards

The Company maintains the 2001 Plan and the 2004 Restricted Plan for all of its officers and employees, which is administered by the Compensation Committee. As of December 31, 2006, an aggregate of 4,131,387 shares were issuable under the 2001 Plan, and 492,000 shares were issuable under the 2004 Plan. During 2006, stock options covering 286,118 shares were issued under the 2001 Plan and there were no awards issued under the 2004 Plan.

The Company is required to disclose information in this proxy statement, in a tabular format, regarding each grant of an award made to a named executive officer in the year ended December 31, 2006 under any of the Company’s equity plans.  The Company did not make any such grants in the year ended December 31, 2006, but did make such grants on January 4, 2007. The following table sets forth information concerning such grant of an award made to a named executive officer on January 4, 2007 under the Company’s equity plans.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Lee K. Barba	01-04-07	70,950			$978,401
	01-04-07		70,950	$13.79	570,629
Ida K. Kane	01-04-07	15,000			206,850
	01-04-07		15,000	$13.79	120,640
Dale C. Ainge	01-04-07	5,000			68,950
	01-04-07		5,000	$13.79	40,213
Paul A. Helbling	01-04-07	10,000			137,900
	01-04-07		10,000	$13.79	80,427
Ainslie J. Simmonds	01-04-07	15,000			206,850
	01-04-07		15,000	$13.79	120,640

(1)          The amount in this column reflects the total value as of January 4, 2007 of the stock awards and option awards granted to each named executive officer, detailed in accordance with SFAS No. 123(R) at the time of the grant, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options; restricted stock that has not vested; and equity incentive plan awards outstanding as of December 31, 2006 for each of the named executive officers.

	Options Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Lee K. Barba	6,886	—	—	$9.00	08-10-10
	222,124	—	—	$3.60	10-16-10
	11,617	—	—	$3.60	10-29-10
	1,000,000	—	—	$0.49	12-20-11
	—	550,000	—	$0.18	08-28-08
	187,500	62,500	—	$0.20	07-16-13
	125,000	125,000	—	$2.22	03-03-14
	62,500	187,500	—	$5.18	12-06-15
Ida K. Kane	25,000	75,000	—	$3.89	01-16-15
	5,000	15,000	—	$5.18	12-06-15
Dale C. Ainge	—	2,500	—	$2.27	02-24-14
	5,000	42,500	—	$3.84	01-12-15
	5,000	15,000	—	$5.18	12-06-15
Paul A. Helbling	6,108	—	—	$25.55	08-11-09
	960	—	—	$25.45	10-21-09
	3,331	—	—	$38.95	01-31-10
	1,441	—	—	$34.67	02-24-10
	3.209	—	—	$9.00	08-10-10
	4,164	—	—	$3.60	10-16-10
	5,414	—	—	$3.60	10-29-10
	150,000	—	—	$0.49	12-20-11
	75,000	25,000	—	$0.20	07-16-13
	5,000	15,000	—	$5.18	12-06-15
Ainslie J. Simmonds	25,000	75,000	—	$5.14	12-07-15

For a detailed discussion of the material factors of the named executive officers’ compensation see the “Compensation Discussion and Analysis” beginning on page 10 of this Proxy Statement.

Option Exercises

The following table sets forth information concerning the exercise of stock options during 2006 by the named executive officers. No shares of restricted stock vested in 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Lee K. Barba	200,000	$1,833,000
Ida K. Kane	—	—
Dale C. Ainge	10,000	52,825
Paul A. Helbling	—	—
Ainslie J. Simmonds	—	—

Pension Benefits

The Company is required to disclose information in this Proxy Statement, in a tabular format, regarding any plans that provide for retirement payments or benefits other than defined contribution plans. The Company does not have any such benefit plan.

Non-Qualified Deferred Compensation

The Company is required to disclose information in this Proxy Statement, in a tabular format, regarding defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified. The Company does not have any such benefit plan.

Potential Payments Upon Termination or Change In Control

Set forth below is a table which sets forth the compensation of the named executive officers in the event of a termination of employment without cause or a change of control of the Company as if such event occurred on December 31, 2006 and assumes that the employment agreements discussed under “Compensation Discussion and Analysis—Direct Compensation—Base Salary—Employment Agreements” for each of Mr. Barba, Ms. Kane and Ms. Simmonds were effective as of December 31, 2006.

Name	Termination by the Company without Cause		Change in Control
Lee K. Barba
Base Salary/Severance	$3,169,863		$3,669,863
Stock Options(3)	11,395,500		11,395,500
Tax Gross Up	See Footnote	(1)	See Footnote	(1)
Other Benefits	See Footnote	(1)	See Footnote	(1)
Ida K. Kane
Base Salary/Severance	132,500		265,000
Stock Options(3)	871,650		871,650
Other Benefits	See Footnote	(2)	See Footnote	(2)
Ainslie J. Simmonds
Base Salary/Severance	132,500		265,000
Stock Options(3)	645,750		645,750
Other Benefits	See Footnote	(2)	See Footnote	(2)

(1)          Pursuant to his amended employment agreement, Mr. Barba would be eligible to continue to participate in any employee benefit plans and programs offered to him under his amended employment agreement over the longer of two years and the balance of the then current employment term, assuming no such termination of employment had occurred, or, if any such benefit could not be continued, he would be paid an amount in cash equal to the economic value of such benefit.

The amended employment agreement also provides that Mr. Barba is eligible for future grants of stock options and restricted shares, as determined by the Committee, but in any event on a basis (including vesting terms, exercise price, exercise period and number of shares) which is no less favorable to Mr. Barba than is provided to any other Company executive. Such future stock options and restricted shares would become fully vested and exercisable upon a Qualifying Termination of employment. In the event of a change in control of the Company, all outstanding stock options and restricted shares held by Mr. Barba would become fully vested and exercisable immediately prior to such change in control.

Mr. Barba also would be entitled to a gross-up payment in the event he incurs an excise tax under the golden parachute rules in connection with a change in control of the Company.

(2)          Pursuant to the terms of their respective amended employment agreements, if the Company terminates Ms. Kane or Ms. Simmonds without cause the Company will continue to pay their respective group health insurance coverage under COBRA at active employee contribution rates for 12 months or until she obtains comparable coverage.

(3)          The payments relating to stock options represent the value of unvested and accelerated stock options as of December 31, 2006, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s stock on December 29, 2006.

Director Compensation

For fiscal 2006, the Lead Director and non-employee directors were paid $4,000 and $3,000, respectively, plus out of pocket expenses, for each meeting of the Board of Directors or committee meeting they attend in person. With the exception of the Lead Director and committee chairs, non-employee directors were paid $1,000 for each telephonic Board of Directors or committee meeting in which they participate. The Lead Director was paid $1,500 for each telephonic Board of Directors or committee meeting in which he participated, and each committee chair was paid $1,250 for each telephonic committee meeting in which he or she participated as chair. Directors may also receive a restricted stock award upon appointment to the Board of Directors, and periodically may receive stock option awards. Director fees are determined by resolution of the Compensation Committee. During fiscal year 2006, no stock option or restricted stock awards were issued to the non-employee directors. In January 2007, each of the non-employee directors received 1,550 shares of restricted common stock, and stock options to purchase 1,550 shares of common stock. The position of Lead Director was eliminated effective December 2006.

The following table sets forth information regarding the compensation of the non-employee members of the Company’s Board of Directors for the 2006 fiscal year, including the stock option and restricted stock awards for 2006 including those that were issued in January 2007.

Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Michael H. Goldsmith	$23,000	$21,375	$12,466	$56,841
F. Warren McFarlan	15,000	21,375	12,466	48,871
Douglas T. Tansill	32,500	21,375	12,466	66,341
Hans von Meiss	23,000	21,375	12,466	56,841
Stephen C. Wood(2)	26,000	21,375	12,466	59,841

(1)          The Company’s Board did not receive any compensation in the form of non-equity plan compensation, pension or nonqualified deferred compensation. During fiscal year 2006, no stock option or restricted stock awards were issued to the non-employee directors.

(2)          Resigned from the Board effective February 15, 2007.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board of Directors of the Company was, during 2006, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company. During 2006, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006, with respect to the Company’s equity compensation plans previously approved by stockholders and equity compensation plans not previously approved by stockholders.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	3,475,890 – 4,025,890	$2.25	3,581,387 – 4,131,387
Equity compensation plans not approved by stockholders	—	—	—
Total	3,475,890 – 4,025,890	$2.25	3,581,387 – 4,131,387

(1)          This amount includes an option we granted to our chief executive officer in 2002. The vesting of the options was contingent upon an event occurring in the future that up through December 31, 2006 was not considered probable. In February 2007, the board of directors approved the vesting of this option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s common stock (collectively, “Filing Persons”) to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, all transactions were reported on a timely basis by the Company’s Filing Persons during 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 27, 2007, with respect to the number of shares of Company common stock beneficially owned by (1) each director and/or Named Executive individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. The number of shares does not include shares allocated to the person’s account through the Company’s 401(k) plan. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

Owners	Number of Shares Beneficially Owned(1)		Percent of Class
Common Stock
Lee K. Barba	3,793,606	(2)	5.6%
Ida K. Kane	78,000		*
Dale C. Ainge	16,250		*
Michael H. Goldsmith	67,592		*
Paul A. Helbling	505,161		*
F. Warren McFarlan	25,925		*
Lisa Polsky	1,550		*
Andrew B. Scott	39,375		*
Scott D. Sheridan	4,411,760	(4)	6.7%
Ainslie J. Simmonds	40,000		*
Tom Sosnoff	4,411,760		6.7%
Douglas T. Tansill	153,925		*
Hans von Meiss	198,984	(3)	*
All executive officers and directors as a group (13) persons	13,743,888		20.2%
TCV V, L.P. and TCV Member Fund, L.P 100 Field Drive, Suite 160 Lake Forest, IL 60045	4,349,956	(5)	6.6%

*                    Less than 1%

(1)          Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 2,228,127; Ida K. Kane, 55,000; Dale C. Ainge, 8,750; Michael H. Goldsmith, 29,375; Paul A. Helbling, 254,627; F. Warren McFarlan, 9,375; Andrew B. Scott, 19,375; Ainslie J. Simmonds, 25,000; Douglas T. Tansill, 1,875; and Hans von Meiss, 29,375.

(2)          Includes 469,999 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members, and 625,810 shares held in a Grantor Retained Annuity Trust.

(3)          Includes 136,333 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members.

(4)          Includes 24,857 shares held in a trust.

(5)          Based on the number of Investools Inc. shares the stockholder received on February 15, 2007 in connection with the merger with thinkorswim Group, Inc.

Certain Relationships and Related Transactions

In the past, as part of the normal course of business, some members of the Board of Directors have proposed business alliances between the Company and companies with which they are associated. In the opinion of management, each of these transactions or arrangements was entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties. The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related-person transactions are avoided as a general matter. Nevertheless, the Company recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Company has charged the Audit Committee with the responsibility to review, assess and/or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related person-transactions that have not been previously approved, in which a director, five percent owner, executive officer or immediate family member of any such person has a material interest, and which transaction is in an amount equal to or in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. Based on the Company’s review of on-going related-person transactions, the Company has not entered into and do not currently propose to enter into any transactions with related persons required to be disclosed under the rules and regulations of the SEC under the Securities Act or the Exchange Act. All related-person transactions that are required to be disclosed in company filings with the SEC will be disclosed in accordance with the Securities Act and the Exchange Act.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Messrs. Tansill (Chairman), McFarlan, and von Meiss, and Ms. Polsky (who replaced Stephen C. Wood after his resignation from the Board effective February 2007). The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent, as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and in Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and managements’ assessment on internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. It is the Audit Committee’s responsibility to monitor these processes. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and management’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In this context, the Audit Committee has reviewed and discussed with the Company’s independent public accounting firm the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions with the Company’s independent public accounting firm about the Company’s audited financial statements included the independent registered public accountants’ judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants other matters required by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

The Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the independent registered public accounting firm independence with management and the independent registered public accounting firm. In addition, the Audit Committee considered whether the other non-audit consulting services provided by the independent registered public accounting firm could impair the auditor’s independence and concluded that such services have not impaired the independent registered public accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

By the Audit Committee:
Douglas T. Tansill, Chairman F. Warren McFarlan Lisa Polsky Hans von Meiss

Code of Business Conduct and Ethics

The Board of Directors of the Company adopted a Code of Business Conduct and Ethics governing its Chief Executive Officer, Chief Financial Officer, its other executive officers and the Board of Directors. The Company’s Code of Business Conduct and Ethics is available on the Company’s corporate website at http://www.investools.com on the “Investor Relations” page under “Corporate Governance.” The Company intends to disclose on its website any waivers or amendments to its Code of Business Conduct and Ethics within five business days of such action.

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

The Audit Committee of the Board of Directors has appointed the independent registered public accounting firm, KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007, subject to ratification by the stockholders. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Required Vote

The ratification of KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting. In the event that the appointment of KPMG LLP, as independent registered public accounting firm for fiscal year 2007, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the fiscal year ending December 31, 2007.

The Board of Directors unanimously recommends a vote FOR the ratification of the Board’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s financial statements and the audit of the Company’s internal control over financial reporting for each of the fiscal years ended December 31, 2006 and December 31, 2005, and the SAS 100 reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal years were $1,568,667 and $1,235,773, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by KPMG LLP for audit-related services performed during the fiscal year ended December 31, 2006 were $295,074, in connection with due diligence activities related to the merger with thinkorswim Group, Inc. There were no such fees billed for audit-related services during the fiscal year ended December 31, 2005.

Tax Fees

There were no fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning in either of the fiscal years ended December 31, 2006 or December 31, 2005.

All Other Fees

There were no fees billed for services rendered by KPMG for other services.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent registered public accounting firm for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company’s independent registered public accounting firm and is intended to assure that such services do not impair the auditor’s independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

All of the services provided by the Company’s principal accounting firm described above were approved in accordance with this policy and the Audit Committee has determined that the independent registered public accounting firm’s independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the 2007 Annual Meeting, are (i) the election of two Class III Directors to the Board of Directors, and (ii) the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2007. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

ANNUAL REPORT ON FORM 10-K

The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Investools Inc., Attention: Investor Relations, 13947 South Minuteman Drive, Draper, Utah 84020 or email at investor.relations@investools.com.

STOCKHOLDER PROPOSALS

If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2008 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the offices of the Company located at 13947 South Minuteman Drive, Draper, Utah 84020. Attention: Ida K. Kane, no later than December 31, 2007. All proposals must conform to the rules and regulations of the SEC.

EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

HOUSEHOLDING MATTERS

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact his or her broker or send a request to Investools’ corporate secretary at our offices located at 13947 South Minuteman Drive, Draper, Utah 84020, telephone number (801) 816-6918. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2006 Annual Report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Similarly, a beneficial stockholder sharing an address who is receiving multiple copies of annual reports or proxy statements may request delivery of a single copy of such reports by contacting his or her broker or delivering a request to Investools corporate secretary as provided above. The Annual Report is not a part of the proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Lee K. Barba
Chairman of the Board
April 30, 2007
New York, New York

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR
SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET

INVESTOOLS APPRECIATES YOUR PROMPT RESPONSE

**************************************

INVESTOOLS INC.

Vote by Internet, Telephone or Mail

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.proxyvoting.com

Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, which is shown above your name, to create and submit an electronic ballot.

OR

TELEPHONE

1-888-426-7035

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is shown above your name, and then follow the directions given.

	OR	MAIL 1. Mark, sign and date your proxy card. 2. Detach your proxy card. 3. Return your proxy card in the postage paid envelope provided.

Note:  If you vote your proxy by Internet or telephone, DO NOT mail your proxy card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

INVESTOOLS INC.

Item 1.

Election of Directors. To elect the following persons to the Board of Directors to serve a three year term expiring at the 2010 Annual Meeting of Stockholders or until his successor shall have been elected and qualified:

	(01) Michael H. Goldsmith	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
	(02) F. Warren McFarlan	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee

Item 2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007 IN ITEM 2. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment(s) thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

Date:	, 2007

Signature

Signature (if held jointly)

Number of Shares

I (We) will ☐ will not ☐ attend the Annual Meeting in person.

Please Detach Here

You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

INVESTOOLS INC.

Your vote is important.  Thank you for voting.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

REVOCABLE PROXY - INVESTOOLS INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Investools Inc. (the “Company”) hereby appoints, constitutes and nominates
Lee K. Barba and Paul A. Helbling, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 on Wednesday, June 13, 2007 at 9:00 a.m. local time, and any and all adjournment(s) thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals.  If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders.  This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE:  Please sign your full name.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  This Proxy may be revoked at any time before it is voted at the meeting.

(Continued, and to be marked, dated and signed on the reverse.)